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                                                                     EXHIBIT 5.9

[NORWEST CORPORATION LOGO]

SUITE 400, 205 - 9TH AVE SE
CALGARY, ALBERTA CANADA T2G OR3
TEL (403)237-7763

January 24, 2006.

VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE:   NOVAGOLD RESOURCES INC. (THE "COMPANY")
      REGISTRATION STATEMENT ON FORM F-10 - CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10 originally dated January 24, 2006, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, Ken Kuchling, P.Eng, on behalf of Norwest Corporation ("Norwest"), hereby consent to the use of Norwest's name in connection with references to Norwest's involvement in the preparation of a Preliminary Economic Study on the Rock Creek project dated August 2003 (the "Preliminary Economic Study"), or other involvement in the Rock Creek project, and to references to the Preliminary Economic Study, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Preliminary Economic Study in the Registration Statement.

Yours truly,
NORWEST CORPORATION

/s/ Ken Kuchling

KEN KUCHLING, P. ENG.